Exhibit 3.01

State of Connecticut Insurance Department

This is to Certify, that the attached Amended Certificate of Incorporation of Hartford Life Insurance Company has been filed with the Insurance Department.

Witness my hand and official seal, at HARTFORD,
this 17th day of July, 2000

Insurance Commissioner

CERTIFICATE OF AMENDMENT

STOCK CORPORATION
Office of the Secretary of the State
30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 /Rev. 12/1999

Space For Office Use Only

1.	NAME OF CORPORATION:
Hartford Life Insurance Company

2.	THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

XX	A.	AMENDED.

	B.	AMENDED AND RESTATED.

	C.	RESTATED.

3.	TEXT OF EACH AMENDMENT/RESTATEMENT:

See Attachment A.

(Please reference an 8 1/2 X 11 attachment if additional space is needed)

Space For Office Use Only

4. VOTE INFORMATION (check A., B. or C):

XX	A. The resolution was approved by shareholders as follows:

(set forth all voting information required by Conn. Gen. Stat. Section 33-800 as amended in the space provided below)

The number of outstanding shares of the Corporation’s common capital stock entitled to vote thereon was
1,000. The vote favoring adoption was 1,000 shares, which was sufficient for approval of the resolution.

	B.	The amendment was adopted by the board of directors without shareholder action.
No shareholder vote was required for adoption.

	C.	The amendment was adopted by the incorporators without shareholder action.
No shareholder vote was required for adoption.

5. EXECUTION:

Dated this 5th day of May, 2000.

Lynda Godkin	Corporate Secretary

Print or type name of signatory	Capacity of signatory	Signature

Attachment A

The Restated Certificate of Incorporation of Hartford Life Insurance Company is amended by the following resolution adopted by the Sole Shareholder on April 28, 2000:

RESOLVED, that the Restated Certificate of Incorporation of the Company, as amended to date, be further amended by adding the following Sections 6, 7 and 8 and that all other sections of the Restated Certificate of Incorporation shall remain unchanged and continue in full force and effect:

Section 6. The personal liability to the corporation or its stockholders of a person who is or was a director of the corporation for monetary damages for breach of duty as a director shall be limited to the amount of the compensation received by the director for serving the corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in subdivision (3) of Section 33-840 of the Connecticut Business Corporation Act as in effect on the effective date hereof and as it may be amended from time to time, to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the corporation, or (e) create liability under Section 33-757 of the Connecticut Business Corporation Act as in effect on the effective date hereof and as it may be amended from time to time. The personal liability of a person who is or was a director to the corporation or its stockholders for breach of duty as a director shall further be limited to the full extent allowed from time to time by Connecticut law. This Section 6 shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof. Any lawful repeal or modification of this Section 6 or the adoption of any provision inconsistent herewith by the Board of Directors and the stockholders of the corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection of such person existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

Section 7. The corporation shall indemnify its directors for liability, as defined in Section 33-770(5) of the Connecticut Business Corporation Act as in effect on the effective date hereof and as it may be amended from time to time, to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate (as defined in Section 33-840 of the Connecticut Business

Corporation Act as in effect on the effective date hereof and as it may be amended from time to time) to receive an improper personal gain, (c) showed a lack of good faith and conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the corporation, or (e) created liability under Section 33-757 of the Connecticut Business Corporation Act as in effect on the effective date hereof and as it may be amended from time to time. Notwithstanding the preceding sentence, the corporation shall not be required to indemnify an indemnitee in connection with a proceeding (or part thereof) commenced by the indemnitee against the corporation. This Section 7 shall not affect the indemnification or advance of expenses to a director for any liability stemming from acts or omissions occurring prior to the effective date hereof. Any lawful repeal or modification of this Section 7 or the adoption of any provision inconsistent herewith by the Board of Directors and the stockholders of the corporation shall not, with respect to a person who is or was a director, adversely affect any right to indemnification of such person existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

Section 8. The corporation shall not be obligated by Section 33-771(e) or Section 33-776(d) of the Connecticut Business Corporation Act to indemnify, or advance or reimburse expenses in advance of a final determination, to any current or former director, officer, employee or agent of the corporation who is not a director. However, the corporation may, at the discretion of the board of directors, indemnify, or advance or reimburse expenses to, any current or former director, officer, employee or agent of the corporation who is not a director to the fullest extent permitted by law.

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FILED 12/31/1996 10:21 AM PAGE 00680
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

HARTFORD LIFE INSURANCE COMPANY

CERTIFICATE AMENDING
RESTATED CERTIFICATE OF INCORPORATION
BY ACTIONS OF THE BOARD OF DIRECTORS AND THE SOLE SHAREHOLDER

1.	The name of the Corporation is Hartford Life Insurance Company.

2.	The Restated Certificate of Incorporation of the Corporation is amended by the following resolution of each of the Board of Directors and the Sole Shareholder:

RESOLVED, that the Restated Certificate of Incorporation of the Company, as supplemented and amended to date, is hereby further amended by and adding the following Sections 4 and 5. All other sections of the Restated Certificate of Incorporation shall remain unchanged and continue in full force and effect.

“Section 4.	The Board of Directors may, at any time, appoint from among its own members such committees as it may deem necessary for the proper conduct of the business of the Company. The Board of Directors shall be unrestricted as to the powers it may confer upon such committees.”

“Section 5.	So much of the charter of said corporation, as amended, as is inconsistent herewith is repealed, provided that such repeal shall not invalidate or otherwise affect any action taken pursuant to the charter of the corporation, in accordance with its terms, prior to the effective date of such repeal.”

3.	The above resolutions were consented to by the Board of Directors and the Sole Shareholder of the Corporation. The number of shares of the Corporation’s common capital stock entitled to vote thereon was 1,000 and the vote required for adoption was 660 shares. The vote favoring adoption was 1,000 shares, which was the greatest vote required to pass the resolution.

STATE OF CONNECTICUT INSURANCE DEPARTMENT

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FILED 12/31/1996 10:21 AM PAGE 00677
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

This is to Certify, that the Certificate amending the Restated Certificate of Incorporation of HARTFORD LIFE INSURANCE COMPANY, with respect to the revised Section 4 and Section 5 as attached, has been reviewed and approved.

Witness my hand and official seal, at Hartford,

This thirtieth day of December 1996

George M. Reider, Jr.

Insurance Commissioner

Phone:
P. O. Box 816 Hartford, CT 06142-0816
An Equal Opportunity Employer

FILING #0001681565 PG 02 OF 05 VOL B-00105

CERTIFICATE AMENDING OR RESTATING CERTIFICATE OF INCORPC	FILED 12/31/1996 10:21 AM PAGE 00678
61-38 Rev. 9/90	SECRETARY OF THE STATE
Stock Corporation	CONNECTICUT SECRETARY OF THE STATE

STATE OF CONNECTICUT
SECRETARY OF THE STATE
30 TRINITY STREET
HARTFORD, CT 06106

1.	Name of Corporation (Please enter name within lines)

Hartford Life Insurance Company

2.	The Certificate of Incorporation is: (Check one)

	☑	A.	Amended only, pursuant to Conn. Gen. Stat §33-360.

	☐	B.	Amended only, to cancel authorized shares (state number of shares to be cancelled, the class, the series, if any, and the par value, P.A. 90-107.)

	☐	C.	Restated only, pursuant to Conn. Gen. Stat. §33 - 362(a).

	☐	D.	Amended and restated, pursuant to Conn. Gen. Stat. §33 - 362(c).

	☐	E.	Restated and superseded pursuant to Conn. Gen. Stat. §33 - 362(d).

Set forth here the resolution of amendment and/or restatement. Use an 8 1/2 X 11 attached sheet if more space is needed. Conn. Gen. Stat. §1 - 9.

See Attachment A

(If 2A or 2B is checked, go to 5 & 6 to complete this certificate. If 2C or 2D is checked, complete 3A or 3B. If 2E is checked, complete 4.)

3.	(Check one)

	☐	A. This certificate purports merely to restate but not to change the provisions of the original Certificate of Incorporation as supplemented and amended to date, and there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented and amended to date, and the provisions of this Restated Certificate of Incorporation. (If 3A is checked, go to 5 & 6 to complete this certificate.).

	☐	B. This Restated Certificate of incorporation shall give effect to the amendment(s) and purports to restate all those provisions now in effect not being amended by such new amendment(s). (If 3B is checked, check 4, if true, and go to 5 & 6 to complete this Certificate.)

4.	(Check, if true)

	☐	This restated Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.

Form 48

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FILED 12/31/1996 10:21 AM PAGE 00679
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

5.	The manner of adopting the resolution was as follows,

	☑	A.	By the board of directors and shareholders
Voting Shareholders: (Check (i) or (ii), an

(i) ☐ No shares are required to be voted as a class; the shareholder’s vote was as follows:

Vote Required for Adoption 660 Vote Favoring Adoption 1,000

(ii)	☐	There are shares of more than one class entitled to vote as a class. The designation of each class required for adoption of the resolution and the vote of each class in favor of adoption were as follows:
(Use an 8 1/2 x 11 attached sheet if more space is needed. Conn. Gen. Stat. §1 - 9.)

(iii) ☐ Check here if the corporation has 100 or more recordholder, as defined in Conn. Gen. Stat. §33 - 311a(a).

	☐	B.	By the board of directors acting alone, pursuant to Conn. Gen. Stat. § 33 - 360(b)(2) or 33-362(a).

The number of affirmative votes required to adopt such resolution is:

The number of directors’ votes in favor of the resolution was:

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true:

(Print or Type)	Signature	(Print or Type)	Signature

Name of Pres./V. Pres.		Name of Sec/Assn’t Sec.

John P. Ginnetti		Lynda Godkin

☐	C.	The corporation does not have any shareholders. The resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers for shares of the corporation. If there are no subscribers, state NONE below.

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

Signed Incorporator	Signed Incorporator	Signed Incorporator

Signed Subscriber	Signed Subscriber	Signed Subscriber

(Use an 8 1 /2 X 11 attached sheet if more space is needed. Conn. Gen. Stat. § 1 - 9)

6.	Dated at Simsbury, CT this day of December, 1996

Rec, CC, GS: (Type or Print)
Nancy V. Galvin, Legal Assistant

The Hartford - Life Law

200 Hopmeadow Street

Simsbury, CT 06089

Please provide filer’s name and complete address for mailing receipt

FILING #0001681565 PG 05 OF 05 VOL B-00105 FILED 12/31/1996 10:21 AM PAGE 00681 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE

Dated at Simsbury, Connecticut this 30th day of December, 1996.

We hereby declare, under penalty of false statement, that the statements made in the foregoing Certificate are true.

HARTFORD LIFE INSURANCE COMPANY

John P. Ginnetti, Executive Vice President

Lynda Godkin, Associate General Counsel & Secretary

CERTIFICATE AMENDING OR RESTATINGI CERTlFICATE OF INCRPORATION BY ACTION Of 61-38 INCORPORATORS BOARD OF DIRECTORS AMD SHAREHOLDERS (Stock Corporation) BOARD OF DIRECTORS AND SHAREHOLDERS (Nonstock Corporation) STATE OF CONNECTICUT SECRETARY OF THE STATE For office use only ACCOUNT NO. INITIALS - Hartford Life Insuranca company August 2. 1964 2. The Certificate of incorporation is a. amended only .no resyated c. RESTATED ONLY RESOLVED, That Section 3 of the Corporation's Restated Certificate of Incorporation be amended to read as follows: "Section 3. The capital with which the Corporation shall commence business shall be all amount net less then one thousand dollars ($1,000). The authorized capital shall be five million six hundred and ninety thousand dollars ($5,690,000) divided into one thousand (1,000) shares of common capital stock with a par value of five thousand six hundred and ninety dollars ($5,690) each." 3. (Omit if 2A is Checked.) (a) The above resolutin merely restates and does not change the provisions of the original Certificate of Incorporation as supplemented and omended to date, except as follows: (Indicate amendments made, if any; if none, so indicate) (b) Other than as indicated in Per. 3(a), there is no dicrepency between the provisions of the original Certificate of Incorporation as suplemented to date, and the provisions of this Certificate Resteting the Certificate of Incorporetion. 4. The above resolution was adopted by vote of at least two-thirds of the incorportors before the organization meeting of the corporatins, and approved in writing by all subscribers (if any) for sberes of the corporation. (or if nonstrock corporation, by all applicants for membership entitled to vote, if any.) We at least two-thirds of the Incorporetors) hereby dedare, under the penalties of fulse statement that the statements made in the forogoing certificate are true. SIGNED SIGNED SIGNED APROVIED (All subscribers or if nonstick corporation all applicants for membership entitled to vote; if none, so indicate) SIGNED SIGNED SIGNE

( ) 4. (Omit if 2.C is checked.) The above resolution was adopted by the board of directors acting alone, ( ) there being no shareholders or subscribers. ( ) the board of directors being so authorized pursu-ant of Section 33-341, Conn. G,S. as. ( ) the corporation being. a nonstock corporation and having no members and no applicants for membership entitled to vote on such resolution. 5. The number of affirmative votes required to adopt such resolution is: 6. The number of directors votes in favor of the resolution was: We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true. NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type) NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type) SIGNED (President or Vice President) SIGNED (Secretary or Assistant Secretary) ( x) 4. The above resolution was adopted by the board of directors and by shareholders. 5. Vote of shareholders: (a) (Use if no shares are required to be voted as a class). NUMBERS OF SHARES ENTITLED TO VOTE TOTAL VOTING POWER VOTE REQUIRED FOR ADOPTION VOTE ADOPTION 400 400 267 400 (b) (If the shores of only class ore entitled to vote & o class, indicate the designation and number of outstanding, shores of each such class, the voting power thereof, cod the sore of each such class for the amendment resolution.) We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are free. NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type) NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type) Edward N. Bempatt (Sr. Vice President) Robert C. Pischer (Secretary) SIGNED (President or Vice President) SIGNED (Secretary or Assistant Secretary) Edward N. Bempatt (Sr. Vice President) Robert C. Pischer (Secretary) ( ) 4. The above resolution was adopted by the board of directors and by members. 5. Vote of members: (a) (Use if no members are required to vote as a class) MUMBER OF MEMBERS VOTING TOTAL VOTING POWER VOTE REQUIRED FOR ADOPTION VOTE FAVORING ADOPTION (b) (If the members of any class are entitled to vote as a class, indicate the designation and number of members of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.) We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are free. NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type) NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type) SIGNED (President or Vice President) SIGNED (President or Vice President)

State of Connecticut Insurance Department STATE OFFICE BUILDING HARTPOBE, CONNECTICUT 06115 This is to certify. that HARTFORD LIFE INSURANCE COMPANY is authorized to amand its Restated Certificate of Incorporation by increasing the par value of its shares of common capital stock to $5,690.00 each for total authorized capital of $5,690,000.00. Witness my hand and official seal, at Hartford, this 3rd day of August 19 84

CERTIFICATE AMENDING OR RESTATING CIRTIFICATE OF IN CORPORATION BY ACTION OF BOARD OF DIRECTORS BOARD OF DIRECTORS AND SHAREHOLDER (Stock Corporation) BOARD OF DIRECTORS AND MEMBERS (Nonstock Corporation) STATE OF CONNECTICUT SECRETARY OF THE STATE For office use only ACCOUNT NO. INITIALS 1. NAME OF CORPORATION - Hartford Life Insurance Company Date February 10, 1982 2. The Certificate of incorporation is ( ) A. AMENDED ONLY B. AMENDED AND RESTATED C. RESTATED ONLY By the following resolution See attached Restated Certificate of Incorporation. (Omit if 2 A is checked) (A) The above resoluton merely restates and does net change the provisions of the original Certificate of Incorporation as supple-mented and amended to date, axcept as follows: indicate amendment if nay if none, so indicate) i 1. Section 1 1s amended to read as Restated. 2. Section 4 1s deleted. 3. Section 5 1s deleted. i : (b) Other than as indicated in Par. 3(a), there it no discrepancy between the provisions 0r the as supplemented to date, and the provisions of this Certificate Restating the Certificate of Incorporation. ( ) 4. The above resolution was adopted by vote of at least two-thirds of the incorporation before the organization meeting of the corporation, and approved in writing by all subscribers for\hores of the corporation, lor if nonstock Cor-poration, by all applicants for membership entitled to vote if any)’ We (at least two-thirds of the incorporators} hereby declare, under the penalties of false statement that the statements* made in the foregoing certificate are true. - SIGNED SIGNED SIGNED Approved i (All subscribers or if all appliments for membership entitled to vote if non so indicate) SIGNED SIGNED SIGNED

RESTATED CERTIFICATE OF INCORPORATION

HARTFORD LIFE INSURANCE COMPANY

          This Restated Certificate of Incorporation gives effect to the amendment of the Certificate of Incorporation of the corporation and otherwise purports merely to restate all those provisions already In effect. This Restated Certificate of Incorporation has been adopted by the Board of Directors and by the sole shareholder.

Section 1. The name of the corporation is Hartford Life Insurance Company and it shall have all the powers granted by the general statutes, as now enacted or hereinafter amended to corporations formed under the Stock Corporation Act.

Section 2. The corporation shall have the purposes and powers to write any and all forms of insurance which any other corporation now or hereafter chartered by Connecticut and empowered to do an insurance business may now or hereafter may lawfully do; to accept and to cede reinsurance; to issue policies and contracts for any kind or combinations of kinds of insurance; to issue policies or contracts either with or without participation in profits; to acquire and hold any or all of the shares or other securities of any insurance corporation; and to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act. The corporation is authorized to exercise the powers herein granted in any state, territory or jurisdiction of the United States or in any foreign country.

Section 3. The capital with which the corporation shall commence business shall be an amount not less than one thousand dollars. The authorized capital shall be two million five hundred thousand dollars divided into one thousand shares of common capital stock with a par value of twenty-five hundred dollars each.

          We hereby declare, under the penalties of false statement that the statements made in the foregoing Certificate are true.

Dated: February 10, 1982	HARTFORD LIFE INSURANCE COMPANY

Attest:	By

7342D

( ) 4. (Omit if 2.C is checked.) The above resolution was adopted by the board of directors acting alone, ( ) there being no shareholders or subscribers. ( ) the board of directors being so authorized pursu-ant of Section 33-341, Conn. G,S. as. ( ) the corporation being. a nonstock corporation and having no members and no applicants for membership entitled to vote on such resolution. 5. The number of affirmative votes required to adopt such resolution is: 6. The number of directors' votes in favor of the resolution was: We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true. NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type) NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type) SIGNED (President or Vice President) SIGNED (Secretary or Assistant Secretary) ( x) 4. The above resolution was adopted by the board of directors and by shareholders. 5. Vote of shareholders: (a) (Use if no shares are required to be voted as a class). NUMBERS OF SHARES ENTITLED TO VOTE TOTAL VOTING POWER VOTE REQUIRED FOR ADOPTION VOTE ADOPTION 400 400 267 400 (b) (If the shores of only class ore entitled to vote & o class, indicate the designation and number of outstanding, shores of each such class, the voting power thereof, cod the sore of each such class for the amendment resolution.) We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are free. NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type) NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type) SIGNED (Executive Vice President & Oper. officer) SIGNED (Secretary or Assistant Secretary) Robert B. Goode (Sr. Vice President) William A. McMahon, Gen. Counsel & Secretary (Secretary) ( ) 4. The above resolution was adopted by the board of directors and by members. 5. Vote of members: (a) (Use if no members are required to vote as a class) MUMBER OF MEMBERS VOTING TOTAL VOTING POWER VOTE REQUIRED FOR ADOPTION VOTE FAVORING ADOPTION (b) (If the members of any class are entitled to vote as a class, indicate the designation and number of members of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.) We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are free. NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type) NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type) SIGNED (President or Vice President) SIGNED (President or Vice President)